Exhibit 99.1

Pintail Alternative Energy, L.L.C.

Financial Report

December 31, 2024

400 West Illinois Avenue, Suite 1550
Midland, Texas 79701
432-683-5226

Independent Auditor’s Report

To the Members of
Pintail Alternative Energy, L.L.C.
Midland, Texas

Opinion

We have audited the financial statements of Pintail Alternative Energy, L.L.C., which comprise the balance sheet as of December 31, 2024, and the related statement of income, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Pintail Alternative Energy, L.L.C. as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Pintail Alternative Energy, L.L.C. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Pintail Alternative Energy, L.L.Cs ability to continue as a going concern for one year after the date that the financial statements are issued (or when applicable, one year after the date that the financial statements are available to be issued).

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinions. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Weaver and Tidwell, L.L.P.

CPAs AND ADVISORS | WEAVER.COM

2

The Members of

Pintail Alternative Energy, L.L.C.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Pintail Alternative Energy, L.L.C’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Pintail Alternative Energy, L.L.C’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ WEAVER AND TIDWELL, L.L.P.

Midland, Texas
March 24, 2025

Financial Statements

Pintail Alternative Energy, L.L.C.

Balance Sheet

December 31, 2024

ASSETS
CURRENT ASSETS

Cash and cash equivalents	$32,331,449
Accounts receivable	62,594,972
Prepaids	1,457,543
Inventory	8,218,912

Total current assets	104,602,876

PROPERTY AND EQUIPMENT, net	44,077,202

OPERATING LEASE RIGHT-OF-USE ASSET, net	870,061

FINANCE LEASE RIGHT-OF-USE ASSETS, net	1,278,342

TOTAL ASSETS	$150,828,481

LIABILITIES AND MEMBERS’ EQUITY
CURRENT LIABILITIES

Accounts payable	$41,936,293
Accrued liabilities	7,690,899
Current portion of note payable	1,041,666
Current portion of finance leases	558,495
Current portion of operating lease	298,564

Total current liabilities	51,525,917

LONG-TERM LIABILITIES

Note payable, long-term portion	3,541,667
Finance leases, less current portion	798,858
Operating lease, less current portion	538,443

Total long-term liabilities	4,878,968

Total liabilities	56,404,885

TOTAL MEMBERS’ EQUITY	94,423,596

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$150,828,481

The Notes to Financial Statements are an integral part of this statement.

Pintail Alternative Energy, L.L.C.

Statement of Income

Year Ended December 31, 2024

REVENUES	$409,096,739

COST OF REVENUES	309,465,819

Gross profit	99,630,920

GENERAL AND ADMINISTRATIVE EXPENSES	19,188,430

Income from operations	80,442,490

OTHER INCOME (EXPENSE)

Other income	1,358,151
Interest expense	(359,806)

Total other income (expense), net	998,345

Net income before state income tax	81,440,835

State income tax expense	(622,552)

NET INCOME	$80,818,283

The Notes to Financial Statements are an integral part of this statement.

Pintail Alternative Energy, L.L.C.

Statement of Changes in Members’ Equity Year Ended December 31, 2024

BALANCE, January 1, 2024	$69,624,974

Members’ distributions	(56,019,661)

Net income	80,818,283

BALANCE, December 31, 2024	$94,423,596

The Notes to Financial Statements are an integral part of this statement.

Pintail Alternative Energy, L.L.C.

Statement of Cash Flow Year Ended December 31, 2024

CASH FLOWS FROM OPERATING ACTIVITIES

Net income	$80,818,283
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation expense	18,258,344
Right-of-use amortization	613,907
Loss on sale of property and equipment	97,360
Changes in operating assets and liabilities
Accounts receivable	(8,918,810)
Inventory	(4,547,874)
Accounts payable	2,785,477
Accrued liabilities	(1,584,146)
Operating lease liability	(207,645)

Net cash provided by operating activities	87,314,896

CASH FLOW FROM INVESTING ACTIVITIES

Purchases of property and equipment	(19,815,102)
Proceeds from sale of property and equipment	2,436,454

Net cash used in investing activities	(17,378,648)

CASH FLOW FROM FINANCING ACTIVITIES

Payments on note payable	(703,767)
Payments of finance lease liabilities	(371,331)
Distributions to members	(56,019,661)

Net cash used in financing activities	(57,094,759)

Net increase in cash	12,841,489

CASH, beginning of year	19,489,960

CASH, end of year	$32,331,449

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$359,806

SUPPLEMENTAL SCHEDULE OF NON-CASH AND FINANCING ACTIVITIES

Finance lease, right of use asset and associated liability	$329,769
Operating lease, right of use asset and associated liability	$622,299

The Notes to Financial Statements are an integral part of this statement.

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

Note 1. Summary of Significant Accounting Policies

Nature of Operations

Pintail Alternative Energy, L.L.C. (the Company) was formed in the State of Delaware in April of 2021. The company is located in Midland, Texas. The Company provides wireline and completion services to oil and gas entities in West Texas and New Mexico. The Company is owned by two private individuals. Per the Company agreement, the company will continue to exist until a liquidation event, as defined by the agreement, occurs.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. There are no estimates considered significant.

Cash and Cash Equivalents

The Company maintains its cash in financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Receivables and Credit Policies

Accounts receivable represent amounts due from customers and are reported at net realizable value. Accounts are written off when they are determined to be uncollectible based upon management’s assessment of individual accounts. A provision for credit loss (CECL) is evaluated on a regular basis by management and is based upon the collectability of the receivables in light of historical experience, the nature and volume of the receivables, adverse situations that may affect the customers’ ability to repay and prevailing economic conditions. The Company’s customer base primarily consists of large, well-established entities with strong credit ratings, and the Company has a long-standing history of timely collections and minimal write-offs. Based on this evaluation, including a review of customer payment trends and the absence of any known collections issues, as of December 31, 2024, the allowance for credit losses related to receivables is insignificant to the financial statements. The Company incurred no credit loss expense as of December 31, 2024. Accounts receivable balance was $62,594,972 and $53,676,162 as of December 31, 2024 and 2023, respectively.

Concentrations

The Company manages credit risk with various customers, as appropriate. All of the Company’s customers operate or provide services in the oil and gas industry, which is susceptible to swings in economic cycles. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. Collateral is not normally required for credit extended in the form of accounts receivable to the Company’s customers. The Company believes this risk is mitigated by the size, reputation and nature of its customers. Major customers are those whose sales compromise 10% or more of revenues or account receivable. As of December 31, 2024, the Company had four customers who represented 69% of accounts receivable. As of December 31, 2024, the Company had five customers who represented 78% of revenue.

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

The Company is dependent on third-party pump-down perforation systems from distributors and dealers for supply of their well completion services. The Company is dependent on the ability of its suppliers to provide equipment, products and services on a timely basis and on favorable pricing terms. However, the Company believes that sufficient alternative suppliers exist to prevent significant adverse consequences should the Company be unable to utilize its present suppliers. The Company believes that its relationships with its suppliers are satisfactory. Major vendors are those where purchases compromise 10% or more of cost of sales or accounts payable. As of December 31, 2024, the Company had one vendor who represented 75% of accounts payable. As of December 31, 2024, the Company had one vendor who represented 69% of cost of sales.

Inventory

Inventory consists of the explosives used for completion services and is valued at weighted average using the first-in, first-out method. As of December 31, 2024 total inventory was $8,218,912.

The Company evaluates the need to record inventory adjustments on all types of inventories. In determining the need for adjustment for obsolescence, management considers a number of factors including industry market conditions, ales trends for certain types of inventory, and economic conditions. The Company did not record any loss on inventory obsolescence for the year ended December 31, 2024.

Property and Equipment, Net

Property and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to expenses as incurred. Improvements or betterments of a permanent nature are capitalized. The cost of assets disposed of, and the related accumulated depreciation, are eliminated from the accounts in the year of disposal. Depreciation expense for property and equipment was $18,258,344 for the year ended December 31, 2024. Depreciation is computed using the straight-line method over the estimated useful lives and is included in cost of revenues in the statement of income.

The following table summarizes useful lives of property and equipment:

	Useful		December 31,
	Lives		2024
Wireline equipment	1-7	years	$71,981,980
Aircraft	20	years	2,876,063
Vehicles	5	years	3,628,880

Total costs of property and equipment			78,486,923
Less accumulated depreciation			(34,409,721)

Property and equipment, net			$44,077,202

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

Long-Lived Assets

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 360, Property Plant and Equipment long-lived assets, excluding goodwill, to be held and used by the Company are reviewed to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases their evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present.

If such impairment indicators are present or other factors exist that indicate the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the use of discounted cash flow analysis of the asset at the lowest level for which identifiable cash flows exist. If impairment has occurred, the Company recognizes a loss for the difference between the carrying amount and the fair value of the asset. The Company determined there was no such impairment for the year ended December 31, 2024.

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), as amended by subsequent ASUs (collectively, ASC 606) which amends the existing accounting standards for revenue recognition and establishes principles for recognizing revenue upon the transfer of promised goods or services to customers based on the expected consideration to be received in exchange for those goods or services.

The Company elected the practical expedient under ASC 606-10-55-18 for recognizing revenue in the amount to which the entity has the right to invoice in an amount that corresponds directly with the value to the customer of the entity1s performance completed to date.

The Company recognizes revenue in an amount equal to consideration received for transferred goods or services to customers. To determine when and how revenue is recognized from contracts with customers the Company performs the following five-step analysis: 1) identification of contract with customer, 2) determination of performance obligations, 3) measurement of the transaction price, 4) allocation of the transaction price to the performance obligations, and 5) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s contracts are generally accounted for as a single unit of account (i.e., as a single performance obligation).

The Company participates in a highly volatile industry that is characterized by rapid commodity price changes, intense competitive pressure, and cyclical market patterns. The Company’s revenues, results of operations, and cash flows are affected by a wide variety of factors, including general economic conditions, the geographical regions of its customers, the type of customer, the type of contract, and contract duration.

Approximately all of the Company’s revenues are for performance obligations as services are rendered resulting from the performance of completion services on a per transaction, per labor hour, or volume of wireline and completion services, the Company’s single revenue stream. Revenue is recognized as the performance obligations are satisfied.

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

Income Taxes

Under provisions of the Internal Revenue Code, the Company is not subject to Federal income taxes. Accordingly, Federal income taxes on any income or losses realized are the responsibility of the respective members. However, the Company may be subject to state and local income taxes in certain jurisdictions. As of December 31, 2024, the Company had accrued Texas Franchise Tax totaling $664,454.

The Company evaluates uncertain tax positions with the presumption of audit detection and applies a "more likely than not" standard to evaluate the recognition of tax benefits or provisions. The Company applies a two-step process to determine the amount of tax benefits or provisions to record in the financial statement. The Company determines whether any amount may be recognized and then determines how much of a tax benefit or provision should be recognized. As of December 31, 2024, the Company has no uncertain tax positions.

Under the centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (IRS) is able to assess and collect underpayments of tax from the underlying entity instead of from each member. In such case, the Company may be able to pass the adjustments through to its members’ by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The ability to tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on the Company’s income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination would be treated as a distribution from the Company to the member in the financial statements.

Accrued Liabilities

Accrued liabilities consists of accrued performance bonuses, state and sales tax, and other various expenses.

Contingencies

The Company records an estimated loss from a contingency when information available prior to the issuance of its financial statements indicates that it is probable that an asset has been impaired or a liability has been incurred at the date of the financial statements, and the amount of the loss can be reasonably estimated. Accounting for contingencies such as environmental, legal, and income tax matters requires the Company to use its judgment. As of December 31, 2024, there was no losses accrued for.

Advertising Costs

Advertising costs are charged to operations when incurred. Advertising expense for the year ended December 31, 2024 was $1,121,844, and is recorded in general and administrative expenses on the statement of income.

Subsequent Events

The Company has evaluated subsequent events that occurred after December 31, 2024, through March 24, 2025, the date on which the financial statements were available to be issued. During this period, there were no material subsequent events that required recognition or additional disclosure in the financial statement.

Note 2. Note Payable

The Company has financed the purchase of equipment through one note payable. The note payable has a maturity date 60 months from origination and accrues interest at a rate equal to 6%. The note payable is secured by equipment.

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

Note payable consists of the following at December 31, 2024:

Note payable to an equipment lending company; quarterly principal and interest payments with the first 15 quarterly principal payments equal to 50% of the original loan balance divided by 15. The final principal payment equal to 50% of the original loan balance; maturity on June 30, 2026.	$4,583,333

Total notes payable	$4,583,333

The schedule of principal payments for the long-term note payable at December 31, 2024 is as follows:

2025	$1,041,666
2026	3,541,667

Total outstanding note payable	4,583,333

Less current maturities	1,041,666

Note payable, net of current maturities	$3,541,667

Interest expense on the note payable totaled $267,013 for the year ended December 31, 2024, and is included in interest expense in the statement of income.

Note 3. Leases

The Company leases two office facilities under long-term, non-cancelable operating lease agreements. The office leases expire in 2027 and provides for limited renewal options. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The Company leases various vehicles under long-term finance leases with a buy-out option. These leases expire at various dates through 2027.

In July 2024, The Company entered into two related party operating leases. The first lease is for agricultural property under a long-term operating lease agreement expiring in 2028 with no renewal options. Under the terms of the related party agricultural property lease the Company will pay a fixed rate of $7,083 per month beginning July 1, 2024 for 48 months. The second lease is an office facility lease under a long-term operating lease agreement expiring in 2027 with limited renewal options. Under the terms of the related party office lease the Company will pay a fixed rate of $10,000 per month beginning July 1, 2024 for 36 months.

The Company determines if an arrangement is a lease at inception. The operating leases are included in operating lease right-of-use (ROU) asset and operating lease liability on our balance sheet. Finance leases are included in finance lease ROU assets and finance lease liabilities on our balance sheets. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The Company uses its estimated incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has elected to apply the short-term lease exemption to leases with a term of twelve months or less. As of December 31, 2024, the Company had one short-term lease.

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all of the rights to the underlying asset through exclusivity, if it can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. This evaluation may require significant judgment.

None of the Company’s lease agreements contain contingent rental payments, material residual value guarantees or material restrictive covenants. The depreciable life of related leasehold improvements is based on the shorter of the useful life or the lease term. The Company has no finance leases, no sublease agreements, and no lease agreements in which it is named as a lessor. The Company performs interim reviews of its long-lived assets for impairment when evidence exists that the carrying value of an asset group, including a leased asset, may not be recoverable, and the Company did not recognize an impairment expense associated with leased assets during 2024.

The Company had two leases for aircraft that are leased on a month-to-month basis. The leases under these agreements are used for the right to book aircraft for travel, which is billed separately. In 2024, the Company ceased leasing aircraft, having acquired its own. The Company also has short-term equipment rentals that are charged on hourly, daily, weekly, or monthly rates as applicable. The short-term lease cost recognized and disclosed for those leases is included in the cost of sales on the statement of income for $9,593,970 for the year ending December 31, 2024.

Some of the Company’s lease agreements allow for options to extend or terminate the respective lease. The Company’s includes those options in determining a lease’s term when the Company is reasonably sure to exercise them.

The components of lease expense during the year ended December 31, 2024 were as follows:

Finance lease cost
Amortization of right-of-use assets (included in cost of revenues)	$428,742

Interest of lease liabilities (included in interest expense)	92,793

Operating lease cost (general and administrative expenses)	185,165

Total lease cost	$706,700

Cash paid for amounts included in the measurement of lease liabilities

Financing cash flows from finance leases	$371,331

Operating cash flows from operating leases	$185,165

Right-of-use assets obtain in exchange for new finance lease liabilities	$329,769

Right-of-use assets obtain in exchange for new operating lease liabilities	$622,299

Weighted-average remaining lease term - finance leases	2.7

Weighted-average remaining lease term - operating leases	2.4

Weighted-average discount rate - finance leases	6.00%

Weighted-average discount rate - operating leases	6.00%

Pintail Alternative Energy, L.L.C.

Notes to Financial Statements

Future minimum lease payments under non-cancellable leases as of December 31, 2024 are as follows:

Year Ending December 31,	Operating Leases	Finance Leases	Total
2025	$383,904	$684,559	$1,068,463
2026	368,140	514,198	882,338
2027	200,094	250,114	450,208
2028	—	80,972	80,972
2029	—	64,231	64,231
Total future minimum lease payments	952,138	1,594,074	2,546,212
Less imputed interest	(115,131)	(236,721)	(351,852)
Total	$837,007	$1,357,353	$2,194,360

Note 4. Members’ Equity

The Company is organized as a limited liability company (LLC) with a single class of membership interests. Under the terms of the Company’s operating agreement, profits and losses are allocated to members in proportion to their ownership interests. Distributions to members are made at the discretion of the Company’s management and are generally based on available cash and members’ equity balances.

The Company will continue in perpetuity unless dissolved or terminated in accordance with the provisions of the operating agreement.